Exhibit 31.2

CERTIFICATION BY CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2003

In connection with the Report (as defined under the preceding Certification By Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2003), I, Walter Thomas Price III, Co-Chairman, President and Director of Price Asset Management, Inc., the general partner of the Partnership, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2003, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

By:	/s/ Walter Thomas Price III
Walter Thomas Price III
Co-Chairman, President and Director
April 2, 2007

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